EXHIBIT 10.44
Execution Version
AMENDMENT NO. 1 TO CREDIT AGREEMENT
This Amendment No. 1 to Credit Agreement, dated as of September 29, 2014 (this “Amendment”) is entered into by and among Masimo Corporation, a Delaware corporation (the “Borrower”), and the Lenders party hereto and JPMorgan Chase Bank, N.A., as Administrative Agent, with reference to the Credit Agreement, dated as of April 23, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing prior to the date hereof, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement.
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to certain amendments to the Credit Agreement, including an extension of the Maturity Date and an increase in the Commitments to an aggregate amount equal to $250,000,000 and, in connection therewith, has requested that certain new Lenders (each, an “Additional Lender”) join the Credit Agreement as Lenders party thereto; and
WHEREAS, each Additional Lender has agreed to become a Lender from and after the Amendment No. 1 Effective Date by its execution and delivery of this Amendment, and the Borrower, the Administrative Agent and the Lenders have agreed to amend the Credit Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 of this Amendment, the Credit Agreement is hereby amended as follows:
(a)Section 1.01 of the Credit Agreement is hereby amended by adding a definition of “Amendment No. 1” thereto in the appropriate alphabetical order as follows:
“Amendment No. 1” means that certain Amendment No. 1 to this Agreement, dated as of September 29, 2014, among the Borrower, the Lenders party thereto and the Administrative Agent.
(b)Section 1.01 of the Credit Agreement is hereby amended by adding a definition of “Amendment No. 1 Effective Date” thereto in the appropriate alphabetical order as follows:
“Amendment No. 1 Effective Date” means the “Amendment No. 1 Effective Date” as defined in Amendment No. 1.
(c)The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Revolving Loan, or with respect to the Unused Fees payable hereunder, as the case may be, (i) from the Amendment No. 1 Effective Date to the date on which the Administrative Agent receives a certificate pursuant to Section 5.01(c) for the fiscal quarter ending September 30, 2014, 0.250% per annum for any ABR Loan, 1.250% per annum for Eurodollar Revolving Loans and 0.200% for the Unused Fee and (ii) thereafter, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Unused Fee”, as the case may be, based upon the Total Leverage Ratio as set forth in the most recent certificate received by the Administrative Agent pursuant to Section 5.01(c):
APPLICABLE RATE

Level	Total Leverage Ratio	Eurodollar Spread	ABR Spread	Unused Fee
Level I	Less than 1.00 to 1.00	1.125%	0.125%	0.175%
Level II	Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	1.250%	0.250%	0.200%
Level III	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	1.375%	0.375%	0.225%
Level IV	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	1.500%	0.500%	0.250%
Level V	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	1.750%	0.750%	0.275%
Level VI	Greater than or equal to 3.00 to 1.00	2.000%	1.000%	0.300%

(d)The definition of “Approved Currency Sublimit” in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference therein to “$25,000,000” with a reference to “$75,000,000”
(e)The definition of “Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. Effective as of the Amendment No. 1 Effective Date, the amount of each Lender’s Commitment is set forth on Annex A to Amendment No. 1, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. As of the Amendment No. 1 Effective Date, the aggregate amount of the Lenders’ Commitments is $250,000,000.”
(f)The definition of “Fixed Charge Coverage Ratio” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.
(g)Section 1.01 of the Credit Agreement is hereby amended by adding a definition of “Increase Effective Date” thereto in the appropriate alphabetical order as follows:
“Increase Effective Date” has the meaning assigned to it in Section 2.21(c).
(h)Section 1.01 of the Credit Agreement is hereby amended by adding a definition of “Interest Coverage Ratio” thereto in the appropriate alphabetical order as follows:
“Interest Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) EBITDA for the four fiscal quarter period ending on such date to (b) Interest Expense (excluding the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capital Lease Obligations or in connection with the deferred purchase price of assets that is treated as Interest Expense in accordance with GAAP) paid in cash during such four fiscal quarter period.

(i)The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Maturity Date” means September 29, 2019.
(j)The definition of “Required Lenders” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Required Lenders” means (a) at any time that there are fewer than three Lenders, all Lenders, (b) at any time that there are exactly three Lenders, two or more Lenders having Revolving Credit Exposures and unused Commitments representing at least 50.1% of the sum of the total Revolving Credit Exposures and unused Commitments at such time, (c) at any time that there are exactly four Lenders, three or more Lenders having Revolving Credit Exposures and unused Commitments representing at least 50.1% of the sum of the total Revolving Credit Exposures and unused Commitments at such time and (d) at any time that there are five or more Lenders, Lenders having Revolving Credit Exposures and unused Commitments representing at least 50.1% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, any Lender that is the Borrower or any Affiliate of the Borrower shall be disregarded.
(k)Section 1.01 of the Credit Agreement is hereby amended by adding a definition of “Specified Material Investment” thereto in the appropriate alphabetical order as follows:
“Specified Material Investment” means an investment, loan, advance or Acquisition having an aggregate consideration of at least $50,000,000.
(l)Section 2.04(a) of the Credit Agreement is hereby amended by replacing the reference therein to “$10,000,000” with a reference to “$15,000,000”.
(m)Section 2.05(b) of the Credit Agreement is hereby amended by replacing the reference therein to “$25,000,000” with a reference to “$50,000,000”.
(n)Article II of the Credit Agreement is hereby amended by adding a new Section 2.21 thereto as follows:
“SECTION 2.21 Increase in Commitments. (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request an increase in the Commitments by an amount (for all such increases) not exceeding $100,000,000; provided that any such increase shall be in a minimum amount of $25,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).
(b)    Increasing and Additional Lenders. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of the requested increase, the Borrower may designate any other Person (which may be, but need not be, an existing Lender), unless such Person is a Lender with a Commitment immediately prior to giving effect to such increase, subject to the approval of (i) the Administrative Agent, (ii) the Issuing Bank and (iii) the Swingline Lender, other than an Ineligible Institution, and which at the time agrees in its sole discretion to (x) in the case of any such designated Lender that is an existing Lender, increase its Commitment, and (y) in the case of any other such Person, become a party to this Agreement pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
(c)    Effective Date and Allocations. If the Commitments are increased in accordance with this Section, the Borrower and the Administrative Agent shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Lenders of the final allocation of such increase and the Increase Effective Date.
(d)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Financial Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article III and the other Loan Documents to which it is a party are true and correct in all material respects (except that such materiality qualifier shall not apply to any representations and warranties that are qualified or modified by materiality in the text thereof) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except that such materiality qualifier shall not apply to any representations and warranties that are qualified or modified by materiality in the text thereof) as of such earlier date, (B) no Default shall have occurred and (C) the Borrower would be in compliance with Section 6.09 on a pro forma basis as of the last day of the most recently-ended fiscal quarter for which financial statements are available. The Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.15) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.
(e)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.17 or 9.02 to the contrary.”
(o)Section 6.04(e)(v) of the Credit Agreement is hereby amended by replacing and restated in its entirety as follows:
“(v)    after giving pro forma effect to such Acquisition, the Total Leverage Ratio shall not exceed 3.25 to 1.0; provided, that in the case of any Specified Material Investment, so long as the Total Leverage Ratio was not greater than 3.25 to 1.0 prior to giving effect thereto, the Total Leverage Ratio may be greater than 3.25 to 1.0 (but not greater than 3.75 to 1.0) after giving pro forma effect to such Specified Material Investment.”
(p)Section 6.04(f) of the Credit Agreement is hereby amended by amending and restating clause (iii) thereof as follows: “(iii) after giving pro forma effect to such investment, the Total Leverage

Ratio shall not exceed 3.25 to 1.0; provided, that in the case of any Specified Material Investment, so long as the Total Leverage Ratio was not greater than 3.25 to 1.0 prior to giving effect thereto, the Total Leverage Ratio may be greater than 3.25 to 1.0 (but not greater than 3.75 to 1.0) after giving pro forma effect to such Specified Material Investment.”
(q)Section 6.06 of the Credit Agreement is hereby amended by replacing the reference therein to “2.50 to 1.0” with a reference to “3.25 to 1.0”.
(r)Section 6.09 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“SECTION 6.09. Financial Covenants.
(a)    Total Leverage Ratio. The Total Leverage Ratio shall not exceed 3.50 to 1.00 as of the last day of any fiscal quarter; provided that after the consummation or making of any Specified Material Investment, such maximum Total Leverage Ratio shall be increased to 3.75 to 1.00 solely for the last day of the fiscal quarter in which such Specified Material Investment is consummated or made and for the last day of the next succeeding fiscal quarter.
(b)    Interest Coverage Ratio. The Interest Coverage Ratio shall not be less than 3.50 to 1.00 as of the last day of any fiscal quarter.”
(s)Section 6.06 of the Credit Agreement is hereby amended by replacing the reference therein to “2.50 to 1.0” with a reference to “3.25 to 1.0”.
(t)Section 9.01(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(ii)    if to the Administrative Agent, Issuing Bank or Swingline Lender, (A) in the case of Borrowings and Letters of Credit denominated in Approved Currencies, to JPMorgan Chase Bank, London Branch, 25 Bank Street, Canary Wharf, 6th Floor, London E145JP, United Kingdom, Attention: Loans Agency, facsimile: 888-303-9732, with a copy to JPMorgan Chase Bank, 3 Park Plaza, Suite 900, Irvine CA 92614, Attention of Ling Li, and (B) in the case of all other notices, to JPMorgan Chase Bank, N.A., Attn: Awri McKee, 10 S. Dearborn St Floor 07, Chicago, IL 60603, Telephone Number: 312-385-7036, facsimile: 888-303-9732, with a copy to JPMorgan Chase Bank, 3 Park Plaza, Suite 900, Irvine CA 92614, Attention of Ling Li; and”
2.Conditions Precedent. This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) that the following conditions precedent shall have been satisfied (or waived in accordance with Section 9.02 of the Credit Agreement):
(a)the Administrative Agent (or its counsel) shall have received counterparts of this Amendment duly executed by the Borrower, each Lender (including each Additional Lender) and the Administrative Agent;
(b)the Administrative Agent (or its counsel) shall have received a written consent hereto (the “Consent”) executed by the Guarantors (which constitute each Person required to be a Guarantor under the terms of the Credit Agreement) in substantially the form of Exhibit A attached hereto;
(c)the Administrative Agent (or its counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 1 Effective Date) of Paul Hastings LLP, counsel for the Borrower and the Guarantors, in form and substance reasonably acceptable to the Administrative Agent, and covering such other matters relating to the Borrower, the Guarantors, this Amendment and the transactions contemplated hereby as the Required Lenders shall reasonably request (and the Borrower hereby requests such counsel to deliver such opinion);

(d)to the extent requested by the Administrative Agent not less than five (5) Business Days prior to the Amendment No. 1 Effective Date, the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the transactions contemplated hereby and any other legal matters relating to the Borrower, this Amendment and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;
(e)the Administrative Agent shall have received a certificate, dated the Amendment No. 1 Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement (other than those conditions waived in accordance with Section 9.02 of the Credit Agreement);
(f)all governmental and third party approvals necessary in connection with this Amendment and the transactions contemplated hereby shall have been obtained and be in full force and effect; and
(g)the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 1 Effective Date, including, to the extent invoiced prior to the Amendment No. 1 Effective Date, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.
3.Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that (a) the representations and warranties contained in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not apply to any representations and warranties that are qualified or modified by materiality in the text thereof) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except that such materiality qualifier shall not apply to any representations and warranties that are qualified or modified by materiality in the text thereof) as of such earlier date, and except that for purposes of such certification, the representations and warranties contained in subsections (i) and (ii) of Section 3.04 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.01 of the Credit Agreement, and (b) no Default now exists.
4.Additional Lenders. By executing a counterpart of this Amendment, each Additional Lender agrees and confirms that, as of the Amendment No. 1 Effective Date, it (a) intends to be a Lender party to the Credit Agreement, with a Commitment as set forth on Annex A attached hereto, and undertakes to perform all the obligations expressed in the Credit Agreement and in the other Loan Documents as a Lender; (b) has received a copy of the Credit Agreement, together with copies of the most recent quarterly and financial statements referred to in Sections 4.01(h) and 5.01(b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and become a Lender under the Credit Agreement; (c) will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any of the other Loan Documents; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Loan Documents are required to be performed by it as a Lender; (f) it has delivered an Administrative Questionnaire to the Administrative Agent; (g) has delivered to the Borrower and the Administrative Agent all documents required to be delivered by it pursuant to Section 2.16(f) of the Credit Agreement on or prior to the date on which it becomes a Lender, and (h) represents that it is not an Ineligible Institution.

5.Confirmation. The Borrower agrees that each Loan Document to which it is a party, and each security interest granted by it thereunder, is hereby reaffirmed, ratified, approved and confirmed in each and every respect on and after the Amendment No. 1 Effective Date, except that each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by the Amendment. In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.
6.Counterparts. This Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
7.Governing Law. This Amendment SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. In addition to and without limitation of any of the foregoing, this Amendment shall be deemed to be a Loan Document and shall otherwise be subject to all of the terms and conditions contained in Sections 9.09 and 9.10 of the Credit Agreement, as amended by the Amendment, mutatis mutandi.
8.Loan Document. This Amendment is a “Loan Document” under and as defined in the Credit Agreement.
9.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the L/C Issuer and each of the Lenders, and their respective successors, assigns and legal representatives; provided, however, that any such assignment shall be subject to Section 9.04 of the Credit Agreement.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above by their duly authorized representatives.
MASIMO CORPORATION
By: /s/ Mark P. de Raad
Name: Mark P. de Raad
Title: Executive Vice President and Chief
Financial Officer

Amendment No. 1 to Credit Agreement Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender
By: /s/ Ling Li
Name: Ling Li
Title: Vice President

Amendment No. 1 to Credit Agreement Signature Page

BANK OF AMERICA, N.A., as a Lender
By:/s/ James P. Harbeson
Name: James P. Harbeson
Title: Vice President

Amendment No. 1 to Credit Agreement Signature Page

ACKNOWLEDGED BY:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: /s/ Ling Li
Name: Ling Li
Title: Vice President

Amendment No. 1 to Credit Agreement Signature Page

Annex A to Amendment No. 1

COMMITMENTS

Lender	Commitment	Applicable Percentage
JPMorgan Chase Bank, N.A.	$125,000,000	50.0%
Bank of America, N.A.	$125,000,000	50.0%
Total	$250,000,000	100.0%

Exhibit A to Amendment No. 1
CONSENT
Dated as of September __, 2014
Each of the undersigned hereby (a) acknowledges that (i) it has reviewed Amendment No. 1, dated as of September 29, 2014 (the “Amendment”; capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Amendment) to the Credit Agreement, dated as of April 23, 2014, as amended, among Masimo Corporation, as the Borrower, the Lenders party thereto and the Administrative Agent, (ii) the Guaranty and each other Loan Document to which it is a party remains in full force and effect, and (iii) under the terms of the Guaranty, it guarantees the Guarantied Obligations (as defined in the Guaranty), and (b) agrees that the Guaranty and each other Loan Document to which it is a party, and each security interest granted by it thereunder, is hereby reaffirmed, ratified, approved and confirmed in each and every respect, except that, upon the effectiveness of, and on and after the date of, this Amendment, each reference in the Guaranty or such other Loan Document to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by the Amendment.
MASIMO CORPORATION
By:_______________________________________
Name:
Title:

MASIMO AMERICAS, INC.
By:_______________________________________
Name:
Title: